UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 SAIC Drive, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 676-6942

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Science Applications International Corporation (“SAIC”) was held on June 3, 2015. The final voting results on each of the matters presented to stockholders for a vote is set forth below.

1.	The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

	Number of Votes
Director Nominee	For	Against	Abstain	Broker Non-Votes
Robert A. Bedingfield	31,181,177	321,506	200,532	4,907,533
Deborah B. Dunie	31,154,017	352,928	196,270	4,907,533
Thomas F. Frist III	31,133,458	365,902	203,855	4,907,533
John J. Hamre	31,078,825	423,091	201,299	4,907,533
Timothy J. Mayopoulos	31,171,638	328,579	202,998	4,907,533
Anthony J. Moraco	31,212,136	304,448	186,631	4,907,533
Donna S. Morea	31,152,485	352,621	198,109	4,907,533
Edward J. Sanderson, Jr.	31,136,009	357,820	209,386	4,907,533
Steven R. Shane	31,177,396	323,404	202,415	4,907,533

2.	The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in our proxy statement was approved based upon the following votes:

Votes for approval	30,520,249
Votes against	737,614
Abstentions	445,352
Broker non-votes	4,907,533

3.

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2016 was approved based upon the following votes:

Votes for approval	36,325,371
Votes against	118,099
Abstentions	167,278
Broker non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Science Applications International Corporation

By:	/s/ Paul H. Greiner
Paul H. Greiner Senior Vice President and Corporate Secretary

Dated: June 8, 2015